Exhibit 10.7
FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT
AND ESCROW INSTRUCTIONS
THIS FOURTH AMENDMENT TO PURCHASE AND SALE AGREEMENT AND ESCROW INSTRUCTIONS (this “Fourth Amendment”) is made as of the 29th day of December, 2022 (“Effective Date”), by and between KBSII 445 SOUTH FIGUEROA, LLC, a Delaware limited liability company (“Seller”), and WB UNION PLAZA HOLDINGS LLC, a Delaware limited liability company (“Buyer”). In consideration of the mutual promises and covenants contained herein, the parties hereto agree as follows:
RECITALS
A.Seller and Buyer are parties to that certain Purchase and Sale Agreement and Escrow Instructions dated as of July 20, 2022, as amended by that certain First Amendment to Purchase and Sale and Escrow Instructions dated as of October 14, 2022, that Second Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of November 23, 2022, that Third Amendment to Purchase and Sale Agreement and Escrow Instructions dated as of December 9, 2022 and that certain email transmittal from Seller’s counsel to Buyer’s counsel dated as of December 28, 2022, 5:01 p.m. (California time) (as amended, the “Purchase Agreement”). All initially-capitalized terms not otherwise defined herein shall have the meanings set forth in the Purchase Agreement unless the context clearly indicates otherwise.
B.Seller and Buyer have agreed to modify the terms of the Purchase Agreement as set forth in this Fourth Amendment.
NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and intended to be legally bound, Seller and Buyer agree as follows:
1.Recitals. The Recitals set forth above are hereby incorporated herein by reference as if the same were fully set forth herein.
2.Closing Date. The Closing Date shall be, and hereby is, extended from December 30, 2022, at 1:00 p.m. to January 5, 2023, at 1:00 p.m. (California time).
3.Extension Fee. In consideration of Seller extending the Closing Date as provided above in Paragraph 2 of this Fourth Amendment, Buyer shall, by no later than December 30, 2022, pay to Seller an extension fee by depositing in escrow with Escrow Holder, in cash or current funds, the sum of Fifty Thousand Dollars ($50,000.00) (the “Extension Fee”), and Buyer hereby irrevocably authorizes and directs Escrow Holder to remit the Extension Fee directly to Seller upon Escrow Holder’s receipt of the Extension Fee. The Extension Fee shall be deemed earned in full upon execution and delivery of this Fourth Amendment, and concurrently with the Closing, Buyer shall receive a credit against the Purchase Price in the amount of the Extension Fee paid to Seller. Notwithstanding anything stated to the contrary herein or in the Purchase Agreement, the Extension Fee shall not be refundable to Buyer under any circumstances unless Seller fails to sell and convey the Property to Buyer when Seller is obligated to do so under the terms and provisions of the Purchase Agreement. If Buyer fails to timely deposit the Extension Fee as provided in this Paragraph 3, then Buyer shall be in default under the Purchase Agreement and Seller shall have the right to terminate the Purchase

Agreement, in which event the Purchase Agreement shall be null and void and of no further force or effect and neither party shall have any rights or obligations against or to the other except for those provisions thereof which by their terms expressly survive the termination of the Purchase Agreement.
4.Credit Towards Purchase Price. In the event the Close of Escrow occurs by no later than January 5, 2023, at 1:00 p.m. (California time), then concurrently with the Close of Escrow, Buyer shall be entitled to a credit towards the Purchase Price in the amount of Fifteen Million Dollars ($15,000,000) (the “Closing Credit”); provided, however, notwithstanding the foregoing, in the event the Close of Escrow does not occur by January 5, 2023, at 1:00 p.m. (California time), then Buyer shall not be entitled to the Closing Credit, and the provisions of this Paragraph 4 shall be null and void and of no further force or effect.
5.Effectiveness of Agreement. Except as modified by this Fourth Amendment, all the terms of the Purchase Agreement shall remain unchanged and in full force and effect.
6.Counterparts. This Fourth Amendment may be executed in counterparts, and all counterparts together shall be construed as one document.
7.Telecopied/Emailed Signatures. A counterpart of this Fourth Amendment that is signed by one party to this Fourth Amendment and telecopied/emailed to the other party to this Fourth Amendment or its counsel (i) shall have the same effect as an original signed counterpart of this Fourth Amendment, and (ii) shall be conclusive proof, admissible in judicial proceedings, of such party’s execution of this Fourth Amendment.
8.Successors and Assigns. All of the terms and conditions of this Fourth Amendment shall apply to benefit and bind the successors and assigns of the respective parties.
IN WITNESS WHEREOF, Seller and Buyer have entered into this Fourth Amendment to Purchase and Sale Agreement and Escrow Instructions as of the date first above stated.
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“SELLER”
KBSII 445 SOUTH FIGUEROA, LLC
a Delaware limited liability company
By:    KBSII REIT ACQUISITION XV, LLC,
a Delaware limited liability company,
its sole member
By:    KBS REIT PROPERTIES II, LLC,
a Delaware limited liability company,
its sole member
By:    KBS LIMITED PARTNERSHIP II,
a Delaware limited partnership,
its sole member
By:    KBS REAL ESTATE INVESTMENT TRUST II, INC.,
a Maryland Corporation,
its general partner
By:    /s/ Charles J. Schreiber, Jr.
Charles J. Schreiber, Jr.,
Chief Executive Officer

“BUYER”
WB UNION PLAZA HOLDINGS LLC,
a Delaware limited liability company
By:    /s/ Joel Schreiber
Name:    Joel Schreiber
Its:    Member